July 10, 1997






Komag, Incorporated
1704 Automation Parkway
San Jose, California  95131


         Re:  Komag, Incorporated (the "Company") --
              Registration Statement for Offering of 3,250,000 Shares of Common Stock


Ladies and Gentlemen:

         We  refer  to  your   registration  on  Form  S-8  (the   "Registration
Statement") under the Securities Act of 1933, as amended, of an aggregate of 3,250,000 shares of Common Stock of Komag, Incorporated (the "Company") authorized for issuance under the Company's Restated 1987 Stock Option Plan and the 1988 Employee Stock Purchase Plan (together, the "Plans"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,



                                           /s/ BROBECK, PHLEGER & HARRISON LLP
                                           BROBECK, PHLEGER & HARRISON LLP